Exhibit 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints James R. J. Scheltema as his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement of the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following person in the capacity and on the date stated.

Date: December 23, 2013	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Executive Officer,
(Principal Executive Officer)

Date: December 23, 2013	By: /s/ James R. J. Scheltema
James R. J. Scheltema, Chief Financial Officer,
(Principal Financial Officer)

Date: December 23, 2013	By: /s/ Alexander M. Scheltema
Alexander M. Scheltema, Chief Operations Officer,

Date: December 23, 2013	By: /s/ Loretta Moss
Loretta Moss, Secretary,